UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  September 19, 2016

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant's telephone number	IRS Employer Identification Number
1-8841	NEXTERA ENERGY, INC. 700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000	59-2449419

State or other jurisdiction of incorporation or organization: Florida

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)
As previously reported, on March 18, 2016, Chris N. Froggatt, Vice President, Controller and Chief Accounting Officer (principal accounting officer) of NextEra Energy, Inc. (NEE) advised NEE’s management of his intention to retire in September 2016 as part of a planned succession process. Effective September 19, 2016, upon Mr. Froggatt’s retirement from the foregoing position, NEE’s Board of Directors appointed Terrell Kirk Crews, II to the position of Vice President, Controller and Chief Accounting Officer of NEE. As Vice President, Controller and Chief Accounting Officer, Mr. Crews will serve as NEE’s principal accounting officer.

Mr. Crews, age 38, served as NEE’s Vice President, Finance since April 2016. From July 2015 to April 2016, he was a Partner in the national office of Deloitte & Touche LLP (Deloitte). From June 2013 to June 2015, Mr. Crews served as a professional accounting fellow in the Office of the Chief Accountant of the U.S. Securities and Exchange Commission. From June 2010 to June 2013, Mr. Crews was an audit service senior manager at Deloitte.

In connection with his appointment, Mr. Crews received enhanced credits in connection with his participation in NEE’s Supplemental Executive Retirement Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 19, 2016

NEXTERA ENERGY, INC. (Registrant)

CHARLES E. SIEVING
Charles E. Sieving Executive Vice President & General Counsel

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